Exhibit 99.33

This document may not be published or distributed, directly or indirectly, in any jurisdiction where the offer described herein would be prohibited by the applicable law without a specific authorization or exemption. SUBSCRIPTION FORM OFFER OF NO. 492,691 MEDIASET SHARES FOR WHICH THE WITHDRAWAL RIGHT WAS EXERCISED Rights’ offer ratio: 1 Share for every 2,310 Mediaset shares held, at € 2.77 per share offer period: October 8 to November 6, 2019 To: Mediaset S.p.A. c/o Computershare S.p.A., Via Mascheroni 19, Milan (Italy) I, THE UNDERSIGNED, DECLARE:  that I am aware that the offer of shares of Mediaset S.p.A. (Mediaset) in relation to which the withdrawal right was exercised (the Shares) was filed with the Companies’ Register of Milan, pursuant to Article 2437-quater, paragraph 2, of the Italian Civil Code, on October 7, 2019 and was published on the corporate website of Mediaset at www.mediaset.it (the Offer) and in the daily newspapers “Il Sole 24 Ore” and “The New York Times”, and that I fully agree with the terms and conditions provided therein; that I did not exercise, within the expiration of the period provided for under Article 2437-bis of the Italian Civil Code, and in relation to Mediaset shares to which option rights are granted, as specified below (the Rights), the withdrawal right, pursuant to Article 2437, paragraph 1, of the Italian Civil Code and to Article 5 of the Legislative Decree No. 108 of 30 May 2008, following the resolution of the extraordinary meeting of shareholders of Mediaset, held on September 4, 2019, which approved the cross-border merger by absorption of Mediaset and Mediaset España Comunicación, S.A. with and into Mediaset Investment N.V. (the Merger), a Dutch wholly-owned subsidiary of Mediaset which will, upon effectiveness of the Merger, be renamed MFE – MEDIAFOREUROPE N.V.; that I hold Mediaset shares for which the right of withdrawal was not exercised and that, therefore, I hold the related Rights; that I understand that subscription to the Offer is irrevocable; that I am aware that the procedure envisaged within the Offer, as well as the payment of any due amount, will be conditional upon completion of the Merger; that (1) I am resident and physically present in Italy; or (2) I am resident and physically present in one of the Member States of the European Union (other than Italy) and I am a qualified investor as defined under the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017; or (3) I am not resident in a country referred to in (2) above and I am resident and physically present in a country where the offer of securities described herein does not require regulatory authorization and I am entitled to purchase Shares as described below without being subject to any legal restriction and without any further action required by the company.      AS HOLDER OF no. ………………… Rights : 2,310 = (rounded down to the nearest whole number or rounded up to the nearest whole number where the result is lower than 1) I INTEND TO PURCHASE no. ………………… Shares at a price per share of x € 2.77 = € ……….…………… on the date which is to be announced (the Settlement Date). FOR WHICH I UNDERTAKE TO PAY I also REQUEST to purchase, on a PRE-EMPTIVE RIGHT basis, pursuant to Article 2437-quater, paragraph 2, of the Italian Civil Code, no. …………….…….. x € 2.77 ……………….….. Shares remaining unsold at the end of the Offer period at a price per share equal to FOR WHICH I UNDERTAKE TO PAY, on the Settlement Date which is to be announced, € I UNDERSTAND that, should the number of shares requested under the pre-emptive right be greater than the number of Shares remained unsold at the end of the Offer period, an allotment will be made among all shareholders exercising their pre-emptive right, pro rata to the number of Rights exercised, and that the number of Shares allotted to me under the pre-emptive right will be communicated within the Settlement Date through my depository intermediary, to whom I ISSUE irrevocable authorization to pay Mediaset the full purchase amount, as determined above, for the Shares acquired, on the understanding that payment of the above aggregate purchase price and the settlement of the Shares will occur on the Settlement Date, which is to be announced. I CONFIRM, under my responsibility, to all legal effects, the accuracy of the data contained in this Subscription Form. (date) ………………..... (signature of subscriber or authorized representative) ……………………………………… Personal details of individual signing on behalf of a legal person THE INTERMEDIARY (name) ………………………………………………………………………………. Tel. ………………………….……………… E-mail ………………………………..…………. (Intermediary’s stamp and signature) …………………………………………………… (First name and surname) ……………………………………………………………………..… position: ..………..…………………………. date of birth ............................... place of birth (city, country)................................................................................................................... resident in (city, country)………………….…at (street address) ………………..…………………………………………………….…………. (name of person or entity holding Mediaset shares) …………………………………..…………………….………………................................... tax code/VAT no. …………………………..……… date of birth ........................ place of birth (city, country)......................................................... nationality …………..................................... resident in/registered office (city, country)………………….………at (street address) ……………………………………………..…………… ABI Code ………………. MT Account No. ……………… Seq. No. ……………….